Exhibit 3.168

CSS 101 (Rev 4-81) (Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

EFFECTIVE DATE

If different than

date of filing:

FILED

JUL 29 1982

Administrator

MICHIGAN DEPARTMENT OF COMMERCE

Date Received

JUL 21 1982

Corporation Number 229-617

ARTICLES OF INCORPORATION

Domestic Profit Corporation

(SEE INSTRUCTIONS ON REVERSE SIDE)

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I (See Part 2 of Instructions on Page 4.)

The name of the corporation is Michigan Psychiatric Services, Inc.

(See Part 3 of Instructions on Page 4.

ARTICLE II (If space below is insufficient, continue on Page 3.)

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan. The corporation will invest in and provide management, consultation and other services to psychiatric hospitals and other psychiatric institutions.

ARTICLE III

The total authorized capital stock is:

1.

Common Shares 50,000

Par Value Per Share $ 1.00

Preferred Shares

Par Value Per Share $

and/or shares without par value as follows (See Part 4 of instructions on Page 4.)

2.

Common Shares

Stated Value Per Share $

Preferred Shares

Stated Value Per Share $

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

(If space below is insufficient, continue on Page 3.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1. The address of the initial registered office is (See Part 5 of instructions on Page 4.)

4300 City National Bank Building Detroit Michigan 48226

NO AND STREET CITY ZIP

2. Mailing address of the initial registered office. (Need not be completed unless different than above.) (See Part 5 of instructions on Page 4.)

Michigan

PO BOX CITY ZIP

3. The name of the initial resident agent at the registered office is: Grady Avant, Jr.

ARTICLE V (See Part 6 of instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name Resident or Business Address

Grady Avant, Jr.

4300 City National Bank Building

Detroit, Michigan 48226

ARTICLE VI (Delete in its entirety if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders of class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII OPTIONAL (Delete in its entirety if not applicable.)

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote. If a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

(Use space below for continuation of previous Articles and/or for additional Articles.)

Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.

VIII. Each of the holders of the common stock of this corporation shall have the preemptive right to the subscribe for and purchase his proportional part of any stock now or hereafter authorized to be issued, or shares held in the treasury of this corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

I, the incorporator sign my name this 20th day of July 1982.

(INSTRUCTIONS ON PAGE 4)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S-148 (Rev. 18-81) Please do not write in spaces below — for Department use.)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

Date Received

NOV 2 1983

FILED

NOV 17 1983

at 2:24 P.M., E.S.T.

Administrator

MICHIGAN DEPT. OF COMMERCE

Corporation & Securities

(See Instructions on Reverse Side)

Domestic Corporation into Domestic Corporation

NOTE: This form is prepared for use upon the merger of two domestic corporations. (If more than two corporations are involved, change this form accordingly.)

CERTIFICATE OF MERGER

OF

HSA Michigan Inc.

(a Michigan corporation)

INSERT CORPORATION IDENTIFICATION NUMBER 098—083

INTO

Michigan Psychiatric Services, Inc.

(a Michigan corporation)

INSERT CORPORATION IDENTIFICATION NUMBER 229—617

Pursuant to the provisions of Sections 701 to 707, Act 284, Public Acts of 1972, as amended, the undersigned corporations execute the following certificate of merger:

ARTICLE ONE.

The PLAN OF MERGER is as follows:

FIRST: (a) The name of each constituent corporation is as follows:

HSA Michigan Inc.

Michigan Psychiatric Services, Inc.

(b) The name of the surviving corporation is Michigan Psychiatric Services, Inc.

SECOND: As to each constituent corporations, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of corporation

Michigan Psychiatric Services, Inc.

HSA Michigan Inc.

Designation and number of shares in each class or series outstanding

1,000 common

1,000 common

Indicate class or series of shares entitled to vote

common

common

Indicate class or series entitled to vote as a class

(If number of shares is subject to change prior to effective date, state manner in which such change may occur.)

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE ONE.

(cont.)

THIRD: The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration are as follows:

HSA Michigan Inc. will be merged into Michigan Psychiatric Services, Inc. As a result of this merger, there will be no change in the stock of Michigan Psychiatric Services, Inc., and the stock of HSA Michigan Inc. will be cancelled.

FOURTH: (A statement of any amendment to the articles of incorporation of the surviving corporation to be effected by the merger.)

None.

FIFTH: (A statement of other provisions with respect to the merger.)

None.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE TWO.

Use Alternative A. and delete Alternative B. if Plan of Merger was approved by the shareholders of each constituent corporation.)

Use Alternative B. and delete Alternative A. if pursuant to Section 704 the merger was authorized without requiring approval of the shareholders of the surviving corporation.)

Alternative A.

The plan of merger was adopted by the board of directors of each constituent corporation and approved by the shareholders of said corporations in accordance with Sections 701 to 704.

Alternative B.

The plan of merger was adopted by the board of directors of

(name of merged corporation)

and approved by the shareholders of said corporation on accordance with Sections 701 to 704.

The plan of merger was approved by the board of directors of

(name of surviving corporation)

without approval of the shareholders of the said surviving corporation in accordance with the provisions of Section 70

ARTICLE THREE.

(Use this Article Three only if the plan of merger was approved by the shareholders of one or more of the constituent corporations without a meeting, pursuant to Section 407.)

The plan of merger was adopted by the boards of directors of

Michigan Psychiatric Services, Inc. and HSA Michigan Inc.

(name of corporation)

and by written notice to and written consent of the shareholders of said corporation in accordance with Section 407.

ARTICLE FOUR.

(Use the following Article Four only if an effective date, not later than 90 days after date of filing is desired. A retroactive effective date is not permitted by statute.)

The merger shall be effective on the day of , 19 .

Signed this 1st day of November, 1983.

Michigan Psychiatric Services, Inc.

Name of surviving Corporation)

BY

(Signature of Chairperson or Vice-Chairperson or the President or Vice-President

Garry E. Craig, President

(Type or Print name and title)

HSA Michigan Inc.

(Name of Merged Corporation)

BY

(Signature of Chairperson or Vice-Chairperson or the President or Vice-President

Cheryl Bailey Estes, President

(Type or print name and title

GOLD SEAL APPEARS ONLY ON ORIGINAL